UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2003

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (757) 365-3000

Item 9. Regulation FD Disclosure.

On November 12, 2003, Smithfield Foods, Inc. (the “Company”) posted to the Company’s website certain operational and financial information regarding Farmland Foods, Inc., including an unaudited income statement for the twelve-month period ended August 31, 2003. The Company purchased substantially all of the assets of Farmland Foods, Inc., the pork production and processing business of Farmland Industries, Inc., on October 28, 2003. A copy of this information is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 12. Results of Operations and Financial Condition.

See Item 9. Regulation FD Disclosure above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: November 12, 2003	/s/ Daniel G. Stevens

Daniel G. Stevens Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Certain operational and financial information regarding Farmland Foods, Inc. including an unaudited income statement for the twelve-month period ended August 31, 2003.